                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM T-1
                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                               -------------------

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                        PURSUANT TO SECTION 305(b)(2)  [ ]

                               -------------------

                             SUNTRUST BANK, ATLANTA
               (Exact name of trustee as specified in its charter)

                                   58-0466330
                      (I.R.S. employer identification no.)

25 PARK PLACE, N.E.
ATLANTA, GEORGIA                                                30303
(Address of principal executive offices)                        (Zip Code)

                               -------------------

                                  DAVID M. KAYE
                             SUNTRUST BANK, ATLANTA
                            58 EDGEWOOD AVENUE, N.E.
                                    ROOM 400A
                             ATLANTA, GEORGIA 30303
                                 (404) 588-8060
            (Name, address and telephone number of agent for service)

                        FELCOR SUITES LIMITED PARTNERSHIP
                            FELCOR SUITE HOTELS, INC.
                            FELCOR/CSS HOTELS, L.L.C.
                            FELCOR/LAX HOTELS, L.L.C.
                           FELCOR EIGHT HOTELS, L.L.C.
                            FELCOR/CSS HOLDINGS, L.P.
                         FELCOR/ST. PAUL HOLDINGS, L.P.
                            FELCOR/LAX HOLDINGS, L.P.
             (Exact name of co-obligor as specified in its charter)

         DELAWARE                                           75-2564994
         MARYLAND                                           72-2541756
         DELAWARE                                           75-2624290
         DELAWARE                                           75-2647535
         DELAWARE                                           75-2582006
         DELAWARE                                           75-2620463
         DELAWARE                                           75-2624292
         DELAWARE                                           75-2624293
(State or other jurisdiction of                           (IRS employer
  incorporation or organization)                        identification no.)


545 E. JOHN CARPENTER FRWY.
SUITE 1300
IRVING, TEXAS                                                        75062
(Address of principal executive offices)                           (Zip Code)

                                -----------------

                          7 3/8% SENIOR NOTES DUE 2004
                          7 5/8% SENIOR NOTES DUE 2007
                          GUARANTEES OF SENIOR NOTES(1)
                       (Title of the indenture securities)

(1) FelCor Suite Hotels, Inc. and the following wholly-owned subsidiaries of the Registrant: FelCor/CSS Hotels, L.L.C., Felcor/LAX Hotels, L.L.C., FelCor Eight Hotels, L.L.C., FelCor/CSS Holdings, L.P., FelCor/St. Paul Holdings, L.P. and FelCor/LAX Holdings, L.P., have each guaranteed the notes being registered pursuant hereto.

--------------------------------------------------------------------------------

1.   General information.

     (a) Name and address of each examining or supervising authority to which it is subject.

          DEPARTMENT OF BANKING AND FINANCE
          STATE OF GEORGIA
          ATLANTA, GEORGIA

          FEDERAL RESERVE BANK OF ATLANTA
          104 MARIETTA STREET, N.W.
          ATLANTA, GEORGIA

          FEDERAL DEPOSIT INSURANCE CORPORATION
          WASHINGTON, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          YES.

2.   Affiliations with obligor.

     NONE.

3.   Voting Securities of the Trustee.

     NOT APPLICABLE.

4.   Trusteeships under Other Indentures.

     NOT APPLICABLE.

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

     NOT APPLICABLE.

6.   Voting Securities of the Trustee Owned by the Obligor or its Officials.

     NOT APPLICABLE.

7.   Voting Securities of the Trustee Owned by Underwriters or their Officials.

     NOT APPLICABLE.

8.   Securities of the Obligor Owned or Held by the Trustee.

     NOT APPLICABLE.

9.   Securities of Underwriters Owned or held by the Trustee.

     NOT APPLICABLE.

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

     NOT APPLICABLE.

11. Ownership or Holdings by the Trustee of any Securities or a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

     NOT APPLICABLE.

12.  Indebtedness of the Obligor to the Trustee.

     NOT APPLICABLE.

13.  Defaults by the Obligor.

     (a) Whether there is or has been a default with respect to the securities under this indenture.

          THERE IS NOT AND HAS NOT BEEN ANY SUCH DEFAULT.

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series.

          THERE HAS NOT BEEN ANY SUCH DEFAULT.

14.  Affiliations with the Underwriters.

     NOT APPLICABLE.

15.  Foreign Trustee.

     NOT APPLICABLE.

16.  List of Exhibits.

     The additional exhibits listed below are filed herwith; exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

Exhibit
Number

1 A copy of the Articles of Amendment and Restated Articles of Incorporation as now in effect. (Exhibit 1 to Form T-1, Registration No. 333-25463.)

2 A copy of the certificate of authority of the Trustee to commence business. (Included in Exhibit 1.)

3 A copy of the authorization of the Trustee to exercise trust powers. (Included in Exhibit 1.)

4 By-laws of the Trustee. (Included in Exhibit 4 to Form T-1, Registration No. 333-25463.)

5    Not applicable.

6 Consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

7 Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on June 30, 1997.

8    Not applicable.

9    Not applicable.

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, Atlanta, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 4th day of November, 1997

                                               SUNTRUST BANK, ATLANTA


                                               By: /s/ David M. Kaye
                                                  ------------------------------
                                                  Group Vice President

                              EXHIBIT 6 TO FORM T-1

                               CONSENT OF TRUSTEE


     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of FelCor Suites Limited Partnership, et al, 7 3/8% Senior Notes Due 2004, 7 5/8% Senior Notes Due 2007 and Guarantees of Senior Notes to be issued under the Indenture, SunTrust Bank, Atlanta hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                             SUNTRUST BANK, ATLANTA


                                             By: /s/ David M. Kaye
                                                -------------------------------
                                                Group Vice President

                               EXHIBIT 7 FORM T-1

                           LATEST REPORT OF CONDITION
                                       OF
                             SUNTRUST BANK, ATLANTA

SUNTRUST BANK ATLANTA                          Call Date:    06/30/97           State #:    130330             FFIEC 031
P. O. BOX 4418 CENTER 63Z                      Vendor ID:    D                   Cert #:    00867                 RC-1
ATLANTA, GA  30302                             Transit #:    6100D104
                                                                                                                    11

CONSOLIDATION REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET


                                                                                                                              C400<

                                                                                                    Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):                          RCFD
                                                                                                      ----
    a.  Noninterest-bearing balances and currency and coin (1)......................................  0061    1,107,326  1.a
    b.  Interest-bearing balances(2)................................................................  0071        4,501  1.b
2.  Securities:
    a.  Held-to-maturity securities (from Schedule RC-B, column A)..................................  1754            0  2.a
    b.  Available-for-sale securities (from Schedule RC-B, column D)................................  1773    3,075,005  2.b
3.  Federal funds sold and securities purchased under agreements to resell..........................  1350    2,074,409  3
4.  Loans and lease financing receivables:                                         RCFD
                                                                                   ----
    a.  Loans and leases, net of unearned income (from Schedule RC-C)............  2122   10,146,000                     4.a
    b.  LESS:  Allowance for loan and lease losses...............................  3123      131,278                     4.b
    c.  LESS:  Allocated transfer risk reserve...................................  3128            0   RCFD              4.c
    d.  Loans and leases, net of unearned income, allowance, and reserve (item                         ----
        4.a minus 4.b and 4.c)......................................................................   2125  10,014,722  4.d
5.  Trading assets (from Schedule RC-D).............................................................   3545      21,092  5.
6.  Premises and fixed assets (including capitalized leases)........................................   2145      96,777  6.
7.  Other real estate owned (from Schedule RC-M)....................................................   2150       1,831  7.
8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)........   2130      12,664  8.
9.  Customers' liability to this bank on acceptances outstanding....................................   2155     449,863  9.
10. Intangible assets (from Schedule RC-M)..........................................................   2143      18,090  10.
11. Other assets (from Schedule RC-F)...............................................................   2160     171,594  11.
12. Total assets (sum of items 1 through 11)........................................................   2170  17,047,874  12.

---------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

SUNTRUST BANK ATLANTA                Call Date:  06/30/97            State #:  13033D                  FFIEC 031
P. O. BOX 4418 CENTER 632            Vendor ID:  D                   Cert #:   00867                      RC-2
ATLANTA, GA  30302                   Transit #:  610001D4
                                                                                                           12

SCHEDULE RC - CONTINUED
                                                                                      Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------
LIABILITIES
13.  Deposits
     a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E,               RCON
                                                                                                 ----
         part I) ............................................................. RCON              2200   7,050,141  13.a
                                                                               ----
         (1) Noninterest-bearing(1)..........................................  5631  2,919,686                     13.a.1
         (2) Interest-bearing................................................. 6536  4,130,455                     13.a.2
     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs (from                     RCFN
                                                                                                 ----
         Schedule RC-E, part II).............................................. RCFN              2200   1,558,328  13.b
                                                                               ----
         (1) Noninterest-bearing.............................................. 6631          0                     13.b1
         (2) Interest-bearing................................................. 5536  1,558,328                     13.b2
14.  Federal funds purchased and securities sold under agreements to                             RCFD
                                                                                                 ----
     repurchase ..............................................................................   2800   3,666,404  14
                                                                                                 RCON
                                                                                                 ----
15.  a.  Demand notes issued to the U.S. Treasury.............................................   2840           0  15.a
                                                                                                 RCFD
                                                                                                 ----
     b.  Trading liabilities (from Schedule RC-D).............................................   3548       1,685  15.b
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a.  With a remaining maturity of one year or less........................................   2332     748,160  16.a
     b.  With a remaining maturity of more than one year through three years..................   A547           0  16.b
     c.  With a remaining maturity of more than three years...................................   A548       2,502  16.c
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding..................................  2920     449,863  18
19.  Subordinated notes and debentures(2)......................................................  3200     250,000  19
20.  Other liabilities (from Schedule RC-G)....................................................  2930   1,084,678  20
21.  Total liabilities (sum of items 13 through 20)............................................  2948  14,811,761  21
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.............................................  3838           0  23
24.  Common stock..............................................................................  3230      21,601  24
25.  Surplus (exclude all surplus related to preferred stock)..................................  3839     553,406  25
26.  a.  Undivided profits and capital reserves................................................  3632     605,599  26.a
     b.  Net unrealized holding gains (losses) on available-for-sale securities................. 3434   1,055,507  26.b
27.  Cumulative foreign currency translation adjustments.......................................  3284           0  27
28.  Total equity capital (sum of items 23 through 27).........................................  3210   2,236,113  28
29.  Total liabilities and equity capital (sum of items 21 and 28).............................  3300  17,047,874  29
MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1    Indicate in the box at the right the number of the statement below that best
     describes the most comprehensive level of auditing work performed for the bank by           RCFD    NUMBER
                                                                                                 ----
     independent external auditors as of any date during 1996..................................  6724         N/A  M.1

1 = Independent audit of the bank conducted in accordance    4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a cert-        external auditors (may be required by state chartering
    ified public accounting firm which submits a report on       authority)
    the bank                                                 5 = Review of the bank's financial statements by external
2 = Independent audit of the bank's parent holding company       auditors
    conducted in accordance with generally accepted audit-   6 = Compilation of the bank's financial statements by
    ing standards by a certified public accounting firm          external auditors
    which submits a report on the consolidated holding       7 = Other audit procedures (excluding tax preparation work)
    company (but not on the bank separately)                 8 = No external audit work
3 = Directors' examination of the bank conducted in
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be
    required by state chartering authority)

------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.